As filed with the Securities and Exchange Commission on August 3, 2001

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under
The Securities Act of 1933

MANPOWER INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin (State of Incorporation)	39-1672779 (I.R.S. Employer Identification No.)
5301 North Ironwood Road Milwaukee, Wisconsin (Address of Principal Executive Offices)	53217 (Zip Code)

____________________________________

1994 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

____________________________________

Michael J. Van Handel
Manpower Inc.
5301 North Ironwood Road
Milwaukee, Wisconsin 53217
(414) 961-1000
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Kenneth C. Hunt
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
(414) 273-3500

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	3,750,000	$32.12(1)	$120,450,000	$30,112.50(1)
(1)

Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The registration fee is based on the average of the high and low price of a share of Manpower Inc. common stock on July 30, 2001 on the New York Stock Exchange.

INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended. The information in the Registration Statements on Form S-8 filed by Manpower Inc. (Registration Nos. 33-84736 and 333-82459) pursuant to the Securities Act of 1933, as amended, on October 5, 1994 and July 8, 1999, respectively, is incorporated by reference into this Registration Statement.

Exhibits
4.1	1994 Executive Stock Option and Restricted Stock Plan
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
23.2	Consent of Arthur Andersen LLP
24.1	Powers of Attorney

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 31, 2001.
MANPOWER INC.

By: /s/ Jeffrey A. Joerres Jeffrey A. Joerres, Chairman, President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Chairman, President and Chief Executive Officer and a Director (Principal Executive Officer)	July 31, 2001

/s/ Michael J. Van Handel Michael J. Van Handel	Senior Vice President-Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	July 31, 2001

Directors:	J. Thomas Bouchard, Nancy G. Brinker, Willie D. Davis, Dudley J. Godfrey, Jr., Marvin B. Goodman, J. Ira Harris, Terry A. Hueneke, Dennis Stevenson, John R. Walter and Edward J. Zore

By: /s/ Michael J. Van Handel Michael J. Van Handel Attorney-In-Fact*	July 31, 2001

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibits
4.1	1994 Executive Stock Option and Restricted Stock Plan
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
23.2	Consent of Arthur Andersen LLP
24.1	Powers of Attorney